Exhibit 99.3

OMNIQ CORP AND DANGOT COMPUTERS LTD

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND

COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical			Pro Forma
	OmniQ	Dangot		Combined
(In thousands except per share data)
Revenue	$55,209		$37,284	$92,493
Cost of revenue	44,293		28,847	73,140
Gross profit (loss)	10,916		8,437	19,353

Operating expenses
Research and development	1,805			1,805
Selling, general and administrative	15,802		6,125	21,927
Depreciation	178		356	534
Amortization	2,114			2,114
Total operating expenses	19,899		6,481	26,380

Income (loss) from operations	(8,983)		1,956	(7,027)
Other income (expenses)	(2,516)		310	(2,206)
Loss before income taxes	(11,499)		2,266	(9,233)
Income tax benefit (provision)	(5)		(446)	(451)
Net income (loss)	(11,504)		1,820	(9,684)
Net (loss), attributable to non-controlling interest			(3)

Less: Preferred stock - Series C dividend	(191)			(191)
Net income (loss) available to common stockholders	$(11,313)		$1,823	$(9,490)

Foreign Currency Translation adjustment	(167)			(167)
Net loss per share - Basic	$(2.46)
Net loss per share - Diluted	$(2.66)	$		$

Basic and diluted weighted average common shares outstanding	4,322,303			4,322,303

OMNIQ CORP AND DANGOT COMPUTERS LTD

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND

COMPREHENSIVE LOSS

FOR THE 6-MONTH PERIOD ENDED JUNE 30, 2021

	Historical		Pro Forma
	OmniQ	Dangot	Combined
(In thousands except per share data)
Revenue	$32,870	$19,556	$52,426
Cost of revenue	26,936	14,831	41,767
Gross profit (loss)	5,934	4,725	10,659

Operating expenses
Research and development	962		962
Selling, general and administrative	8,547	3,120	11,667
Depreciation	85	90	175
Amortization	1,047		1,047
Total operating expenses	10,641	3,210	13,851
			0
Income (loss) from operations	-4,707	1,515	-3192
			0
Interest Expense	-1,304	-158
Other (expenses) income	160	17	177
Loss before income taxes	-5,851	1,374	-4,477
Income tax benefit (provision)	-3	-313	-316
Net income (loss)	-5,854	1,061	-4,793

OMNIQ CORP AND DANGOT COMPUTERS LTD

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

	Historical						Pro Forma
(In thousands)	OmniQ	Dangot		Private Placement			Adjustments			Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,437		$666		$13,675	b		$ (5,257	)a2	$14,521
Accounts receivable, net	6,256		13,470							19,726
Inventory	2,276		4,616							6,892
Prepaid expenses	476		1,154							1,630
Other current assets	10		0							10
TOTAL CURRENT ASSETS	14,455		19,906		13,675			(5,257)		42,779

Property and equipment, net of accumulated depreciation	210		638							848
Goodwill	14,695		72					6,859	a	21,626
Trade name, net of accumulated amortization	825		0					1,759	a	2,584
Customer relationships, net of accumulated amortization	3,758		0					3,010	a	6,768
Other intangibles, net of accumulated amortization	963		0							963
Right of use lease asset	61		2,450							2,511
Investment in Subsidiaries	0		241					(241	)a	0
Income receivable, long term			1,134							1,134
Deffered tax asset			213							213
Other assets	893		130							1,023
TOTAL ASSETS	$35,860		$24,784		$13,675			$6,130		$80,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$32,918		$9,017	$			$			$41,935
Line of credit	1,846		1,937							3,783
Accrued payroll and sales tax	1,136		1,186							2,322
Notes payable, related parties – current portion	390									390
Notes payable – current portion	5,447		226							5,673
Lease liability – current portion	32		981							1,013
Deferred revenue			762							762
Deferred tax liability										0
Other current liabilities	1,160		1,946							1,760
TOTAL CURRENT LIABILITIES	42,929		16,055		0			0		57,638
LONG TERM LIABILITIES
Notes payable, related party, less current portion	488									488
Accrued interest and accrued liabilities, related party	60									60
Lease liability	32		1,507							1,539
Note payable long term			659							659
Other long term liabilities	988							5,310		6,298
TOTAL LIABILITIES	$44,497		$18,221		$0			$5,310		$66,682

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EARNINGS (DEFICIT)
Series C Preferred stock	$1	$		$			$			$1
Common stock	5		3		14			(3)		19
Additional paid-in capital	54,117		16		13,661	b		1,985	a3	69,779
Accumulated earnings (deficit)	(62,628)		6,544					(6,544	)a1	(62,628)
Accumulated other comprehensive loss	(132)									(132)
Total stockholders’ equity attributable to common and preferred stockholders	(8,637)		6,563		13,675			(4,562)		7,039
Non controlling Interest								5,382		5,382
TOTAL STOCKHOLDERS’ EQUITY	(8,637)		6,563		13,675			820		12,421
										0
TOTAL LIABILITIES AND EQUITY	$35,860		$24,784		$13,675			$6,130		$80,449

Notes

(a) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to Goodwill as follows:

Book value of net assets acquired
Fair value of net tangible assets acquired	6,321
Intagible assets	4,769
Goodwill	6,859
Purchase consideration	17,949

(a1) The Pro Forma Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of Dangot Computers

(a2) The Pro Forma Balance Sheet has been adjusted by the amount of cash required pursuant to the terms of the Share Purchase Agreement.

(a3) The Pro Forma Balance Sheet has been adjusted by the amount of common stock issued to the sellers pursuant to the terms of the Share Purchase Agreement.

(b) The Pro Forma Balance Sheet has been adjusted by the net cash proceeds and corresponding shares of common stock pursuant to the private placement subscription agreement